Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-145326 on Form S-8 of our report dated February 27, 2008, relating to the consolidated financial statements of Quicksilver Gas Services LP, appearing in this Annual Report on Form 10-K of Quicksilver Gas Services LP for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Fort Worth, Texas
February 27, 2008